                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240 14a-11(c) or Section 240 14a-12

                              Xpedior Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                  [INSERT LOGO]






                                 April 11, 2000








Dear Fellow Stockholder:


         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Xpedior Incorporated to be held at 11:00 a.m. on Tuesday, May 2, 2000, at the Landsdowne Resort, 44050 Woodridge Parkway, Leesburg, Virginia. Your Board of Directors and Executive Officers look forward to personally greeting those stockholders able to attend.

         The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                   Very Truly Yours,




                                   David N. Campbell
                                   President and Chief Executive Officer

                              XPEDIOR INCORPORATED
                            ONE NORTH FRANKLIN STREET
                                   SUITE 1500
                             CHICAGO, ILLINOIS 60606

                             ----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2000


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Xpedior Incorporated (the "Company") will be held at 11:00 a.m. on Tuesday, May 2, 2000, at the Landsdowne Resort, 44050 Woodridge Parkway, Leesburg, Virginia, for the following purposes:

         3. To elect two Class I directors of the Company to terms of office expiring at the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         3. To ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

         3. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

         Holders of record of the Company's common stock at the close of business on April 5, 2000, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, you are urged to sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

                                         By Order of the Board of Directors,


                                         Caesar J. Belbel
                                         Secretary
Boston, Massachusetts
April 11, 2000


                             YOUR VOTE IS IMPORTANT

          TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING
           AND SAVE THE EXPENSE OF A SECOND MAILING, PLEASE SIGN, DATE
             AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  [INSERT LOGO]




                              XPEDIOR INCORPORATED
                            ONE NORTH FRANKLIN STREET
                                   SUITE 1500
                             CHICAGO, ILLINOIS 60606


                                 PROXY STATEMENT


                       2000 ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

         The enclosed form of proxy is solicited by the Board of Directors of Xpedior Incorporated (the "Company" or "Xpedior") to be used at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held at 11:00 a.m. on Tuesday, May 2, 2000, at the Landsdowne Resort, 44050 Woodridge Parkway, Leesburg, Virginia. This Proxy Statement and the related proxy are to be first sent or given to the stockholders of the Company on or about April 11, 2000. Each properly executed proxy received at or before the Meeting on May 2, 2000, will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as directors and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as election inspector for the Meeting. Any stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Meeting in accordance with the instructions specified thereon. Stockholders attending the Meeting may revoke their proxies and vote in person.

         The Board of Directors has established April 5, 2000, as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of record of the Company's Common Stock, $.01 par value per share ("Common Stock"), at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote per share on each matter submitted to a vote of the stockholders at the Meeting. On the Record Date, 50,000,000 shares of Common Stock were issued and outstanding.

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K") is being mailed herewith to all stockholders entitled to vote at the Meeting. The Form 10-K does not constitute a part of the proxy soliciting material. See "Availability of Annual Report to Stockholders."

                                     ITEM 1

                              ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are seven directors: two directors whose terms of office expire at the 2000 Annual Meeting; two directors whose terms of office expire at the 2001 Annual Meeting; and three directors whose terms of office expire at the 2002 Annual Meeting. Information regarding each of the incumbent directors is set forth below. At the 2000 Annual Meeting, the stockholders will be asked to elect two Class I directors. The two nominees for Class I director, each of whom is currently serving in that capacity, and whose new terms would expire at the 2003 Annual Meeting of Stockholders, are: James W. Crownover and Peter T. Dameris.

         Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Amended and Restated Bylaws ("Bylaws"), abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted "FOR" the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors. The Board of Directors recommends a vote "FOR" each of the following nominees.

CLASS I DIRECTOR NOMINEES:

         James W. Crownover has served as our Chairman of the Board since joining us in September 1999. Mr. Crownover joined McKinsey & Company, Inc. in 1968. He served as the managing director of the Southwest practice of McKinsey from 1984 to 1994 and as a member of McKinsey's Shareholders' Committee, its elected Board of Directors, from 1990 to 1998. Mr. Crownover is also a director of Unocal Corporation, Altra Energy Technologies and Great Lakes Chemical Corporation. He is an honors graduate of Rice University and received his Master of Business Administration degree from the Stanford Graduate School of Business.

         Peter T. Dameris has served as one of our directors since December 1997, and is currently Chairman of the Board, President and Chief Executive Officer of Metamor Worldwide, Inc. ("Metmor"). Mr. Dameris joined Metamor in January 1995 as Vice President, General Counsel and Secretary, and was promoted to Senior Vice President in September 1996. Beginning January 1999, Mr. Dameris served as Executive Vice President - Corporate Development and Secretary of Metamor and became President and Chief Executive Officer in October 1999. Prior to joining Metamor, he was a partner with the law firm of Cochran, Rooke & Craft, LLP. Mr. Dameris is also a director of U.S. Concrete, Inc., a provider of ready-mixed concrete and related products and services. He received his Bachelor of Arts degree from Southern Methodist University, and his law degree from the University of Texas.

CLASS II DIRECTORS:

         David N. Campbell has served as our President and Chief Executive Officer since joining us in September 1999 and has been a director since December 1999. From January 1999 to September 1999, Mr. Campbell was President of GTE Technology Organization, the centralized technology unit of GTE. From 1995 to January 1999, he served as President of BBN Technologies, the Internet technology development and services organization of BBN Corporation, which was acquired by GTE in 1997. Prior to that time, he served as Chairman and Chief Executive Officer of Computer Task Group, Inc., an international integrated IT services company. Mr. Campbell is also a director of Tektronix, Inc. and Gibraltar Steel, Inc., and was appointed by President Clinton to the Advisory Board of the President's Commission on Critical Infrastructure Protection. He holds a Bachelor of Science from Niagara University and a Master of Science from State University of New York at Buffalo.

         Robert K. Hatcher has served as a director of Xpedior and Managing Director-Corporate Strategy and Development of Metamor since December 1999. Prior to joining Metamor, Mr. Hatcher was a partner with the law firm of Vinson & Elkins, L.L.P. which he joined in 1990. He holds a Bachelor of Arts degree from Southern Methodist University and a law degree and a Master of Business Administration degree from Tulane University.

CLASS III DIRECTORS:

         John M. Whiteside has served as a director since December 1999. In May 1999, Mr. Whiteside launched netASPx, an application service provider. Prior to launching netASPx, Mr. Whiteside was President and Chief Executive Officer of Service Net since March 1997. Prior to 1997, he served as General Manager of IBM Global Network and as Senior Vice President of Global Alliance Management at MCI Communications Corporation. He holds a Bachelor of Science degree in Geophysics from Yale College and a Master of Business Administration degree from Harvard Graduate School.

         J. Brian Farrar has served as our Executive Vice President and Chief Operating Officer since August 1999 and became a director in December 1999. Since March 1998, Mr. Farrar has served as President of Metamor Technologies, Ltd., a subsidiary of Xpedior which was acquired by it in March 1997. From October 1994 until March 1998, Mr. Farrar was a Vice President and Principal of Metamor Technologies' eBusiness Services. Mr. Farrar has published numerous books on Internet and technology-related topics translated into a variety of languages around the world. He holds a Bachelor of Arts degree from Wabash College and a Master of Business Administration degree from Indiana University.

         Marc J. Shapiro has served as a director since December 1999. Mr. Shapiro is the Vice Chairman for Finance, Risk Management and Administration of The Chase Manhattan Corporation, and a member of its Executive Committee. From January 1972 to September 1997, he held various positions with Texas Commerce Bank (subsequently renamed Chase Bank of Texas), and served as President and Chief Executive Officer for the eight years ended September 1997. Mr. Shapiro is also a director of Burlington Northern Santa Fe Corporation and Weingarten Realty Investors. He received his Bachelor of Arts degree from Harvard University and a Master of Business Administration degree from Stanford University.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         BOARD MEETINGS. The Board of Directors held one meeting during the year ended December 31, 1999, and took all other corporate actions during 1999 by means of unanimous written consent. Each director attended the meeting of the Board of Directors and the committees on which each such director served. The Company has the following committees of the Board of Directors:

         THE AUDIT COMMITTEE. The audit committee, which is comprised of Messrs. Crownover, Shapiro and Whiteside, examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The audit committee was established on December 21, 1999, and held no meetings prior to the end of the year.

         THE COMPENSATION COMMITTEE. The compensation committee, which is comprised of Messrs. Crownover, Shapiro and Whiteside, considers and makes recommendations to the Company's Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, makes recommendations to the Company's Board of Directors with respect to compensation matters and policies, and administers the Xpedior Stock Incentive Plan. The compensation committee held one meeting during the year and took all other corporate actions during 1999 by means of unanimous written consent.

COMPENSATION OF DIRECTORS

         All directors of the Company are entitled to reimbursement for certain expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. Mr. Crownover, the Chairman of the Board, receives $100,000 in annual cash compensation and received an initial grant of options to purchase 200,000 shares of Common Stock which will vest over three (3) years in equal installments. The remaining outside directors received an initial grant of options to purchase 30,000 shares of Common Stock which will vest over three (3) years in equal installments and all outside directors will receive subsequent annual grants of options to purchase 5,000 shares which will vest immediately upon issuance. Directors who are also executive officers will not receive any compensation for their services as directors other than reimbursement of all reasonable out-of-pocket expenses for attendance at board meetings.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                     ITEM 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. The Company is advised that no member of Ernst & Young LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000, AS DESCRIBED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                 STOCK OWNERSHIP

     The following table sets forth certain information with respect to beneficial ownership of the Company's equity securities as of April 1, 2000, based on 50,000,000 shares of Common Stock outstanding: (a) by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by each of the Named Executive Officers, and (d) by all directors and executive officers of the Company as a group. Each stockholder identified in the table has sole voting and investment power with respect to such stockholder's shares of stock except to the extent that authority is shared by his or her spouse under applicable law or as otherwise noted below.


                                                    SHARES OWNED
                                                    BENEFICIALLY
                                             -------------------------
NAME AND ADDRESS                             NUMBER            PERCENT
----------------                             ------            -------

Metamor Worldwide, Inc.                    40,005,048               80%
   4400 Post Oak Parkway, Suite 1100
   Houston, Texas 77027
David N. Campbell                             179,702                *
James W. Crownover                              1,500                *
Peter T. Dameris(1)                             5,400                *
J. Brian Farrar                                    --                0
Robert K. Hatcher                               4,000                *
Marc J. Shapiro                                 1,000                *
John M. Whiteside                               5,000                *
Eugene Rooney(2)                                   --                0
Steven M. Isaacson(3)                           1,100                *



All current Directors, nominees and executive
 officers as a group (9 persons)              197,702                *



----------
*  Less then 1% of the outstanding shares of Common Stock
(1) Includes 4,000 shares held by Mr. Dameris's two children under the Uniform Gift to Minors Act.
(2)  Mr. Rooney resigned from the Company effective March 27, 2000.
(3) All of the shares are held by Mr. Isaacson's four children under the Uniform Gift to Minors Act.

                             EXECUTIVE COMPENSATION

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

         This report is submitted by the Compensation Committee, which was established by the Board of Directors on December 21, 1999. It is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation.

         The Company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives, and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of the Company's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, the Company's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of the Company's compensation programs for executive officers are described below.

         The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

                  (1) To fairly compensate the executive officers of the Company and its subsidiaries for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.
                  (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

         In 1999, David N. Campbell, the Chief Executive Officer of the Company who joined Xpedior in September 1999, received a pro rated base salary of $113,014. The Compensation Committee determined this salary was appropriate based on a review of (1) salary levels for the Chief Executive Officer of the Company's industry peers, (2) Mr. Campbell's experience and prior compensation levels, and (3) market salary levels required to attract and retain senior executives. Mr. Campbell's incentive compensation of $140,118 was based on the Company's attainment of 1999 financial objectives, including revenue objectives and objectives for earnings before interest, taxes, amortization, and depreciation, and certain management objectives. Mr. Campbell also received options to purchase up to 1,000,000 shares of the Company's Common Stock in 1999 and 50,000 shares of restricted stock.

         Section 162(m) of the Internal Revenue Code provides generally that compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible only if paid pursuant to performance-based compensation plans approved by stockholders of the Company. It is the intention of the Compensation Committee to consider the deductibility of compensation in assessing the effectiveness of the Company's executive compensation plans.

         The elements of the executive compensation program described above are implemented and periodically reviewed and adjusted by the Compensation Committee. The annual base salaries of the Chief Executive Officer of the Company and the other executive officers are determined based on individual performance, experience and comparison with total compensation paid and equity plans made available by the Company's industry peers and other companies in similar industries with comparable revenues while linking the payment of compensation to the Company's achievement of certain financial goals. In developing salary recommendations, the Compensation Committee reviewed salaries of similar positions in comparable companies which engage in the Company's business. The Compensation Committee confirmed that the overall compensation packages, including the executive officers' equity ownership in the Company, were consistent with the Compensation Committee's stated objective.

                Compensation Committee of the Board of Directors

                               James W. Crownover
                                 Marc J. Shapiro
                                John M. Whiteside


NAMED EXECUTIVE OFFICERS' COMPENSATION

         The following table sets forth, for the fiscal years ended December 31, 1998 and 1999, the annual compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE



                                                                                             LONG-TERM
                                                                                             ---------
                                                                                       COMPENSATION AWARDS
                                                                                       -------------------
                                                 ANNUAL COMPENSATION(1)             RESTRICTED       SECURITIES
                                      ------------------------------------------      STOCK          UNDERLYING     ALL OTHER
     NAME AND PRINCIPAL POSITION(S)       YEAR        SALARY            BONUS        AWARD(S)        OPTIONS(2)   COMPENSATION
-----------------------------------   -----------   -----------      -----------   -----------      -----------   ------------
David N. Campbell
  Chief Executive Officer                    1999   $   113,014(3)   $   140,118        50,000(4)     1,000,000   $    85,000(5)

Eugene Rooney                                1999       162,500           81,250           ---          300,000           ---
  Executive Vice President (6)               1998       150,000              ---           ---              ---           ---

J. Brian Farrar                              1999       212,500          212,933           ---          400,000           ---
  Executive Vice President and               1998       156,250          193,723           ---              ---           ---
    Chief Operating Officer

Steven M. Isaacson                           1999       165,000          129,337           ---          130,000           ---
  Senior Vice President and                  1998       156,250          159,687           ---              ---           ---
    Chief Financial Officer

Kenneth R. Johnsen                           1999           ---              ---           ---              ---           ---
  Former Chief Executive Officer(7)

----------

(1) The compensation described in this table does not include (a) medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and (b) certain perquisites and other personal benefits, securities or property received by the Named Executive Officer which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended December 31, 1998 and 1999.

(3) Represents pro rata salary paid to Mr. Campbell from September 9, 1999, the date Mr. Campbell joined the Company.

(4) Represents shares issued to Mr. Campbell under a Restricted Stock Agreement dated September 9, 1999. The fair market value of such shares as of December 31, 1999, the Company's fiscal year-end, was $1,437,500 based upon a closing price of $28.75 per share. The shares may be forfeited upon termination of Mr. Campbell's employment with the Company. These forfeiture restrictions lapse for 25,000 of such shares after 24 full months of employment; an additional 12,500 shares after 36 full months of employment; and the remaining 12,500 shares after 48 full months of employment. Mr. Campbell is entitled to receive dividends on the restricted shares when and if declared by the Company. See "Employment Agreements."

(5) Represents amounts accrued by the Company as of January 31, 2000, for payments due to Mr. Campbell for certain benefits under Mr. Campbell's prior employment arrangements. See "Employment Agreements."

(6)      Mr. Rooney resigned from the Company effective March 27, 2000.

(7) Mr. Johnsen served in this capacity in the course of his service as an officer of Metamor, and, as such, his compensation was paid by Metamor, not by Xpedior. Mr. Johnsen ceased serving in this capacity on June 1, 1999.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding the grants of stock options during the last fiscal year to the Named Executive Officers under the Xpedior Stock Incentive Plan:


                         NUMBER OF     PERCENTAGE OF                                      POTENTIAL REALIZABLE
                        SECURITIES     TOTAL OPTIONS                                         VALUE AT ASSUMED
                        UNDERLYING       GRANTED TO     EXERCISE OR                       ANNUAL RATES OF STOCK
                          OPTIONS      EMPLOYEES IN     BASE PRICE        EXPIRATION      PRICE APPRECIATION FOR
NAME                   GRANTED (1)         1999         PER SHARE            DATE             OPTION TERM (2)
----                   ------------    ------------    ------------        ---------  -----------------------------
                                                                                            5%              10%
                                                                                      -------------   -------------
David N. Campbell        1,000,000             9.9%   $        7.71        09/09/09   $   4,850,000   $  12,290,000
Eugene Rooney              250,000             2.5             6.91        08/12/09       1,087,500       2,752,500
Eugene Rooney               50,000              .5            10.71        10/13/09         337,000         853,500
J. Brian Farrar            300,000             3.0             6.91        08/12/09       1,305,000       3,303,000
J. Brian Farrar            100,000             1.0            10.71        10/13/09         674,000       1,707,000
Steven M. Isaacson         130,000             1.3             6.91        08/12/09         565,500       1,431,300
Kenneth R. Johnsen              --              --               --              --              --              --

----------
(1) The options granted generally become exercisable in equal annual installments on each of the three anniversaries of the date of grant. Options are subject to the continued employment of the Named Executive Officer, but may fully vest and become exercisable under certain conditions involving a change in control of the Company. See "Employment Agreements."

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of the option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the fiscal year ended December 31, 1999, and the year-end value of unexercised options:


                                                                    NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                  SHARES                           UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                 ACQUIRED                       OPTIONS AT DECEMBER 31, 1999          DECEMBER 31, 1999(1)
                                    ON           VALUE         -----------------------------          --------------------
  NAME                           EXERCISE       REALIZED       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
  ----                           --------       --------       -----------     -------------     -----------     -------------

  David N. Campbell                 --             --             - 0 -          1,000,000          - 0 -         $21,040,000
  Eugene Rooney                     --             --             - 0 -            300,000          - 0 -           6,362,000
  J. Brian Farrar                   --             --             - 0 -            400,000          - 0 -           8,356,000
  Steven M. Isaacson                --             --             - 0 -            130,000          - 0 -           2,839,200
  Kenneth R. Johnsen                --             --               --                --              --             --

----------
(1) Value is based upon the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1999, the Company's fiscal year-end ($28.75 per share), multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

         In September 1999, Mr. Campbell entered into an employment agreement with the Company and he was elected President and Chief Executive Officer. The agreement provides that Mr. Campbell will receive a minimum annual base salary of $375,000. Under the agreement, Mr. Campbell also may receive bonuses of up to 150% of his base salary based upon his meeting or exceeding performance objectives. At the same time, the Company granted Mr. Campbell an option to purchase 1,000,000 shares of Common Stock at $7.71 per share, and issued him 50,000 shares of Common Stock that may be forfeited upon termination of his employment. These forfeiture restrictions lapse for (a) 25,000 of such shares after 24 full months of employment; (b) an additional 12,500 of such shares after 36 full months of employment; and (c) the remaining 12,500 shares after 48 full months of employment.

         Mr. Campbell also purchased 129,702 shares of Common Stock at $7.71 per share. Mr. Campbell is restricted from selling any of his Common Stock until the earlier of the second anniversary of our initial public offering or the distribution to the stockholders of Metamor of its remaining interest in Xpedior. Mr. Campbell's employment agreement also provides that if he terminates his employment with the Company on or before September 9, 2001, the Company can require him to sell back to Xpedior the 129,702 shares of Common Stock for an amount equal to the actual cost plus $400,000.

         In addition, as part of Mr. Campbell's employment arrangements with the Company, Xpedior has agreed to provide Mr. Campbell the benefits that he is entitled to receive under a non-competition agreement between Mr. Campbell and Computer Task Group ("CTG") dated as of March 1, 1984, and the Computer Task Group Executive Benefit Plan, as restated and effective January 31, 1997. Xpedior agreed to provide the benefits in the event CTG ceases to make the payments described in these instruments. The agreements provide that, through November 4, 2002, Mr. Campbell will receive (a) monthly payments aggregating approximately $255,000 per year; (b) reimbursement for medical premiums; (c) premiums for a life insurance policy; and (d) continued benefits under the Computer Task Group Executive Benefit Plan.

         Mr. Campbell will also receive payments aggregating approximately $165,000 per year and continued benefits under the Computer Task Group Executive Benefit Plan after November 4, 2002, until his death. In addition, Xpedior has agreed to indemnify Mr. Campbell in the event his employment with the Company violates any legal obligations owed to CTG. CTG has indicated that while it will not seek any injunctive relief relating to Mr. Campbell's employment with Xpedior, it is terminating all of the benefits owned to Mr. Campbell, including those which the Company has agreed to undertake. At January 31, 2000, the Company had accrued approximately $85,000 in respect of these obligations. Xpedior believes that the agreement has not been breached by Mr. Campbell and that CTG is obligated to make the required payments. Although the Company plans to pursue this matter vigorously and believes that it has strong legal defenses, there can be no assurance as to the outcome of this matter.

         Either Xpedior or Mr. Campbell can terminate the employment agreement at any time. If the employment agreement is not terminated on or before September 9, 2001, the term of the agreement will be extended for an additional year. If (a) the Company terminates the agreement prior to the expiration of the initial term without cause; (b) there is a substantial and adverse change in Mr. Campbell's duties; (c) there is a reduction in Mr. Campbell's base compensation which is not less than ten percent of such base compensation and not imposed on any similarly situated employees; or (d) Metamor continues to own a majority of the Company's common stock on September 9, 2001, and Mr. Campbell provides the Company with notice of his intention to resign within ninety days of such date, then the Company will pay Mr. Campbell an amount equal to two years salary plus certain health benefits. If Mr. Campbell's employment with the Company terminates because of his death or disability, or Xpedior fails to renew the term for an additional one year beyond the initial term, then Xpeidor will pay Mr. Campbell (or his estate) an amount equal to one year's salary (plus his most recent incentive bonus in the case of death). Xpedior has also agreed to pay other benefits offered to Mr. Campbell by his former employer in the event Mr. Campbell's employment with Xpedior terminates.

         Mr. Farrar entered into an employment agreement with Xpedior effective October 13, 1999. The agreement provides that Mr. Farrar will receive a minimum annual base salary of $250,000. Under the agreement, Mr. Farrar also (a) may receive bonuses of up to 150% of his base salary based upon his meeting or exceeding performance objectives, and (b) will be allowed to participate in all benefit plans offered by Xpedior to similarly situated employees. Either Mr. Farrar or the Company can terminate the agreement at any time. If the employment agreement is not terminated on or before October 13, 2001, the term of the agreement will be extended for one additional year. If (a) the Company terminates the agreement prior to the expiration of the initial term without cause; (b) there is a substantial and adverse change in Mr. Farrar's duties; (c) there is a reduction in his base compensation which is not less than ten percent of such base compensation and not imposed on any similarly situated employees; or (d) Metamor continues to own a majority of the Company's Common Stock on October 13, 2001, and Mr. Farrar provides the Company with notice of his intention to resign within ninety days of such date, then the Company will pay Mr. Farrar an amount equal to two years salary plus certain health benefits. If Mr. Farrar's employment terminates because of his death or disability, or Xpedior fails to renew the term for an additional year beyond the initial term, then the Company will pay him (or his estate) an amount equal to one year's salary (plus an amount equal to his most recent incentive bonus in the case of death).

         Mr. Isaacson entered into an employment agreement with Xpedior effective November 1, 1999. The agreement provides that Mr. Isaacson will receive a minimum annual base salary of $180,000. Under the agreement, Mr. Isaacson also (a) may receive bonuses of up to 112.5% of his base salary based upon his meeting or exceeding performance objectives, and (b) will be allowed to participate in all benefit plans offered by Xpedior to similarly situated employees. Either Mr. Isaacson or the Company can terminate the agreement at any time. The employment agreement is in effect for a period of two years ending on November 1, 2001. If the Company terminates the agreement prior to the expiration of the initial term without cause, or if there is a substantial and adverse change in Mr.

Isaacson's duties, or a reduction in his base compensation which is not less than ten percent of such base compensation and not imposed on any similarly situated employees, then the Company will pay Mr. Isaacson an amount equal to one year's base compensation.

         Under the stock option agreements entered into by Xpedior with each of Messrs. Campbell, Farrar, and Isaacson covering 1,000,000, 400,000, and 130,000 shares of Common Stock, respectively, all of the options to purchase Common Stock granted by Xpedior under such agreements will fully vest and become immediately exercisable if there is a change in control of Xpedior, and within one year of such change in control, any of Messrs. Campbell, Farrar or Isaacson are terminated by Xpedior without cause, or any of Messrs. Campbell, Farrar or Isaacson terminate their employment with Xpedior for good reason (as defined in the agreements).

STOCK INCENTIVE PLAN

         On August 5, 1999, in connection with the offering and the expected divestiture, the Board of Directors of the Company approved and adopted the Xpedior Incorporated Stock Incentive Plan. The purpose of the plan is to provide our directors, employees, advisors and professionals additional incentive and reward opportunities to enhance our profitable growth. The plan provides for the granting of:

         o incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;
         o        options that do not constitute incentive stock options;
         o        restricted stock awards; and
         o        stock appreciation rights.

         The plan is administered by a committee of the Board of Directors. The committee will consist of two or more outside directors within the meaning of
Section 162(m) of the Code. In general, the committee is authorized to select the recipients of awards and to establish the terms and conditions of those awards.

         The number of shares of Common Stock that may be issued under the plan may not exceed 15,000,000 shares, adjusted to reflect stock dividends, stock splits, recapitalizations, and similar changes in our capital structure. Shares of Common Stock which are attributable to awards that have expired, terminated, or been canceled or forfeited are available for issuance or use in connection with future awards. The number of shares of Common Stock that may be granted under the plan to any one individual during any calendar year may not exceed 2,000,000, adjusted to reflect stock dividends, stock splits, recapitalizations and similar changes in our capital structure.

         The price at which a share of Common Stock may be purchased upon exercise of an option granted under the plan will be determined by the committee. In the case of an incentive stock option, the purchase price will not be less than the fair market value of a share of Common Stock on the date such option is granted. In the case of an option that does not constitute an incentive stock option, such purchase price will not be less than 85% of the fair market value of a share of Common Stock on the date such option is granted. Additionally, a stock appreciation right may be granted in connection with the grant of an option. A stock appreciation right allows the holder to surrender the right to purchase shares under the related option in return for a payment in: (1) cash; (2) shares of Common Stock; or (3) a combination of cash and Common Stock. The amount of the payment will equal the difference between the fair market value of the shares of Common Stock on the date such right is exercised and the purchase price for such shares under the related option.

         Stock options granted under the plan are not freely transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by the optionee. Options granted under the plan must generally be exercised within three months of the optionee's separation of service with us or within twelve months after the optionee's termination by death or disability. In no event may options be exercised earlier than: (1) the date of a complete spin-off of all Xpedior Common Stock held by Metamor; or (2) two years after a public offering of the Common Stock. The foregoing restrictions on the exercise of options granted under the plan will terminate upon the closing of the Agreement and Plan of Merger between Metamor and PSINet Inc. expected to occur in mid-2000 (the "Merger"). In addition, from and after the closing of the Merger, all options granted by Xpedior, including previously granted options but excluding any options granted to the Named Executive Officers, will vest ratably and become exercisable on a monthly basis.

         Shares of Common Stock that are the subject of a restricted stock award under the plan will be governed by restrictions on disposition by the holder of such award and an obligation of such holder to forfeit and surrender the shares to us under certain circumstances. The forfeiture restrictions will be determined by the committee in its sole discretion. The committee may provide that the forfeiture restrictions will lapse upon

o the attainment of one or more performance goals or targets established by the committee which are based on:
         o        the price of a share of Common Stock;
         o        our earnings per share;
         o        our market share;
         o the market share of one of our business units designated by the committee;
         o        our sales;
         o the sales of one of our business units designated by the committee;
         o our net income (before or after taxes) or the net income of any one of our business units designated by the committee;
         o our cash flow return on investment or the cash flow return on investment of any one of our business units designated by the committee;
         o our earnings before or after interest, taxes, depreciation and/or amortization of Xpedior or of any one of our business units designated by the committee;
         o        the economic value added; or
         o        the return on stockholders' equity;

o the award holder's continued employment with us or continued service as a consultant or director for a specified period of time;
o the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion; or
o        a combination of any of the foregoing.

         No awards under the plan may be granted after ten years from the date the plan was adopted by the Board of Directors. The plan will remain in effect until all options granted under the plan have been satisfied or expired, and all shares of restricted stock granted under the Plan have vested or been forfeited. The Board of Directors in its discretion may terminate the plan at any time as to any shares of Common Stock for which awards have not been granted. The plan may be amended, other than to increase the maximum aggregate number of shares that may be issued under the plan or to change the class of individuals eligible to receive awards under the plan, by the Board of Directors without the consent of our stockholders. No change in any award previously granted under the plan may be made that would impair the rights of the holder of that award without the approval of the holder.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee is currently comprised of Messrs. Crownover, Shapiro and Whiteside. Mr. Whiteside serves as the Chairman of the compensation committee. None of Messrs. Crownover, Shapiro and Whiteside have been an employee or officer of the Company or any of its subsidiaries during 1999.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Metamor currently provides various support services to the Company such as legal, tax, risk and cash management. Metamor has also historically provided valuation, negotiation and due diligence services relating to our merger and acquisition activity. Costs are allocated to us based upon usage, or where no direct method can be efficiently applied due to administrative burden, based on revenues. Metamor has agreed to continue to provide legal, tax, risk and cash management services and personnel at prevailing market rates as required by us up to December 31, 2000. These services may be modified by the Company on 60 days' advance notice to Metamor. Thereafter, we will either continue our relationship with Metamor for these services as mutually agreed, bring such services and personnel in house or procure these services from a third party.

         The Company has entered into an Assignment and Indemnification Agreement with Metamor. Under this agreement, Metamor will assign all of its rights and obligations under the agreements relating to Metamor's acquisition of the companies comprising Xpedior as appropriate for the operations of Xpedior. As part of this agreement, Xpedior agreed to indemnify Metamor for any liabilities resulting from or arising out of the acquired companies and assigned earnout payments.

         One of our directors, Mr. Dameris, is also the Chairman of the Board, President and Chief Executive Officer of Metamor, and one of our directors, Mr. Hatcher, is the Managing Director-Corporate Strategy and Development of Metamor. These relationships may create conflicts of interest. Messrs. Dameris and Hatcher have agreed to work closely with the audit committee of our Board of Directors to identify and resolve any conflicts of interest that may arise.

SECTION 16(a) REPORTS

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Commission. To the knowledge of the Company, all of these filing requirements were satisfied by the Company's directors, officers, and 10% stockholders during 1999.

COMPARATIVE STOCK PERFORMANCE

         As required by applicable rules of the Commission, set forth below is a performance graph prepared based upon the following assumptions:

          1. $100 was invested on December 16, 1999 (the date the Common Stock commenced trading on the Nasdaq National Market), in the Company's Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and a peer group, selected in good faith, comprised of Agency.Com Ltd.; Appnet Inc.; Ixl Enterprises Inc.; Marchfirst Inc.; Proxicom Inc.; Razorfish Inc.; and Viant Corp.

          2. Reinvestment of dividends, if any.

                             STOCKHOLDER PROPOSALS

         Any proposals of holders of the Company Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company, addressed to the Secretary of the Company at the address set forth below, no later than December 2, 2000, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proponents are requested to submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Xpedior Incorporated, One North Franklin Street, Suite 1500, Chicago, Illinois 60606, attention:
Secretary. No stockholder proposals were received for inclusion in this document.

         In addition to the rules of the Commission described in the preceding paragraph, the Company's bylaws provide that at an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of the Company. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the management of the Company has no knowledge of any business to be presented for consideration at the Meeting other than that described above. If any other business should properly come before the Meeting, shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

         The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, the Company has retained the Bank of New York, as its transfer agent, and ADP to perform a proxy search to determine the beneficial owners of the Common Stock as of the Record Date, assist with the solicitation of proxies and to provide certain other services in connection with the Meeting. The Company will bear all of the costs and expenses incurred in the performance of such services.

         The information contained in this Proxy Statement in the sections entitled "Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Stock Performance" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                                                      APPENDIX A

                          XPEDIOR STOCK INCENTIVE PLAN

                                       I.
                                     PURPOSE

         1.1 PURPOSE. The purpose of the XPEDIOR STOCK INCENTIVE PLAN (the "Plan") is to provide a means through which Xpedior Incorporated, a Delaware corporation (the "Company"), may attract able persons to serve as employees, directors, consultants, or advisors of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant, advisor, or director as provided herein.

                                       II.
                                   DEFINITIONS

         2.1 DEFINITIONS. The following definitions shall be applicable throughout the Plan, unless specifically modified by any Paragraph:

                  2.1.1 "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such other person.

                  2.1.2 "AWARD" means, individually or collectively, any Option or Restricted Stock Award.

                  2.1.3 "BOARD" means the Board of Directors of the Company.

                  2.1.4 "CAUSE" shall mean "cause" as defined in Holder's employment agreement or consulting agreement with the Company or any Affiliate and, in the absence of such an employment agreement or consulting agreement or such a definition, "Cause" shall mean a determination by the Committee that Holder (i) has engaged in negligence or willful misconduct in the performance of his duties, (ii) has substantially failed to meet any material expectations associated with Holder's employment, director, or consulting position, because of substandard performance by Holder, (iii) has been convicted of a misdemeanor involving moral turpitude or of any felony, (iv) has willfully refused without proper legal reason to perform his duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or an Affiliate, (vi) has breached any provision of any agreement with the Company or any Affiliate, or (vii) has engaged in dishonest or fraudulent conduct with respect to the business, reputation, or affairs of the Company or any Affiliate.

                  2.1.5 "CHANGE OF CONTROL VALUE" means the amount determined in accordance with Paragraph 9.4.

                  2.1.6 "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

                  2.1.7 "COMMITTEE" means a committee of the Board that is selected by the Board as provided in Paragraph 4.1.

                  2.1.8 "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

                  2.1.9 "COMPANY" means Xpedior Incorporated, a Delaware corporation.

                  2.1.10 "CONSULTANT" means any person who is not an Employee and who is providing advisory or consulting services to the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

                  2.1.11 "CORPORATE CHANGE" means either (i) any merger, share exchange, consolidation, recapitalization, or reorganization of the Company, (ii) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets to any other person or entity (other than Metamor Worldwide, Inc. and its Affiliates), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity (other than Metamor Worldwide, Inc.), including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) at such time as the Common Stock is registered under the 1934 Act, as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board; provided, however, that the following shall not be a Corporate Change: (A) any merger, share exchange, consolidation, recapitalization, or reorganization or any sale, lease, exchange, or similar transaction, which involves solely the Company and one or more entities that were wholly-owned, directly or indirectly, by the Company immediately prior to such event, (B) any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold immediately following such transaction or series of transactions 50% or more of the voting stock (based upon voting power) of (1) any entity that owns, directly or indirectly, the stock of the Company, (2) any entity with which the Company has merged, or (3) any entity that owns an entity with which the Company has merged, and (C) any merger, share exchange, consolidation, recapitalization, or reorganization or any sale, lease, exchange, or similar transaction as contemplated in clauses (i) through
         (v) above, which involves the Company if immediately prior to such event more than 50% of the outstanding shares of the Company's voting stock (based on voting power) is owned by Metamor Worldwide, Inc.

                  2.1.12 "DETRIMENTAL ACTIVITY" means a determination by the Company that one or more of the following has occurred without the written consent of the Company: (i) Holder has breached or violated any employment-related agreement between Holder and the Company or an Affiliate; (ii) Holder has breached or violated any other written agreement or release of claims between Holder and the Company or an Affiliate; (iii) Holder has violated a written policy of the Company or an Affiliate; (iv) Holder has improperly used or disclosed, either during or subsequent to his employment with the Company and its Affiliates, any proprietary or confidential information of the Company or any Affiliate; or (v) Holder has been convicted of, or has entered a guilty plea with respect to, a felony crime, whether or not connected with the Company or any Affiliate.

                  2.1.13 "DIRECTOR" means (i) an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date and
         (ii) for purposes of and relating to eligibility for the grant of an Award, also means an individual elected to the board of directors of any parent or subsidiary corporation (as defined in section 424 of the Code).

                  2.1.14 "EMPLOYEE" means any person in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

                  2.1.15 "FAIR MARKET VALUE" means, as of any specified date, the closing sales price of the Common Stock (i) reported on the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national securities exchange, reported on the stock exchange composite tape on that date; or, in either case, if no sales occur on that date, on the last preceding date on which such sales of the Common Stock occur. If the Common Stock is not traded on the National Market System of NASDAQ or a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                  2.1.16 "FORFEITURE RESTRICTIONS" shall have the meaning assigned to such term in Paragraph 8.1.

                  2.1.17 "HOLDER" means an Employee, Consultant, or Director who has been granted an Award.

                  2.1.18 "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of section 422 of the Code.

                  2.1.19 "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  2.1.20 "OPTION" means an Award granted under Section VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

                  2.1.21 "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

                  2.1.22 "PLAN" means the Xpedior Stock Incentive Plan, as amended from time to time.

                  2.1.23 "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

                  2.1.24 "RESTRICTED STOCK AWARD" means an Award granted under
         Section VIII.

                  2.1.25 "STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph 7.4.

         2.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         2.3 HEADINGS. The headings of Sections and Paragraphs herein are included solely for convenience, and, if there is any conflict between such headings and the text of the Plan, the text shall control. All references to Sections and Paragraphs are to this document unless otherwise indicated.

                                      III.
                     EFFECTIVE DATE AND DURATION OF THE PLAN

         3.1 EFFECTIVE DATE. The Plan shall become effective upon the date of its adoption by the Board. Notwithstanding any provision in the Plan or in any Option Agreement, an Option that is an Incentive Stock Option shall not vest or be exercisable prior to the date upon which the Plan is approved by the stockholders of the Company within twelve months after its adoption by the Board, and if the Plan is not approved by the stockholders of the Company within twelve months after its adoption by the Board, such Option shall not be an Incentive Stock Option.

         3.2 DURATION OF PLAN. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                                       IV.
                                 ADMINISTRATION

         4.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by a Committee of, and appointed by, the Board. The Committee shall be comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretative authority thereunder) and constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended, promulgated under the 1934 Act. In the absence of the Board's appointment of such Committee to administer the Plan, the Board shall serve as the Committee.

         4.2 POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

         4.3 ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, these additional powers shall include the powers
(i) to construe the Plan and the respective agreements executed hereunder, (ii) to prescribe rules and regulations relating to the Plan, (iii) to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and (iv) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section IV shall be conclusive and binding on all persons.

                                       V.
                          GRANT OF AWARDS; LIMITATIONS;
                            STOCK SUBJECT TO THE PLAN

         5.1 GRANT OF AWARDS. The Committee may from time to time in its discretion grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section VI.

         5.2 RESCISSION OF AWARDS ON ACCOUNT OF DETRIMENTAL ACTIVITY. Unless the agreement evidencing an Award specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexpired, unpaid, or deferred Award at any time if the Committee determines that the Holder has engaged in any Detrimental Activity. Upon exercise, payment, or delivery pursuant to an Award, the Holder shall certify in a manner acceptable to the Committee that he has not engaged in any Detrimental Activity. In the event the Committee determines that a Holder has engaged in any Detrimental Activity prior to, or during the six months after, any exercise, payment, or delivery pursuant to an Award, (i) such exercise, payment, or delivery may be rescinded by the Committee within six months of such determination, (ii) in the event of such rescission, the Holder shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery, in such manner and on such terms and conditions as the Committee may require, and (iii) the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Holder by the Company.

         5.3 LIMITATION ON SHARES ISSUED. Subject to adjustment in the same manner as provided in Section IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 15,000,000 shares. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an eligible individual during any calendar year may not exceed 2,000,000 shares (subject to adjustment in the same manner as provided in Section IX with respect to shares of Common Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretative authority thereunder, any shares subject to Options that are canceled or repriced. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

         5.4 STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                       VI.
                                   ELIGIBILITY

         6.1 ELIGIBILITY FOR AWARD. Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof.

                                      VII.
                                  STOCK OPTIONS

         7.1 OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

         7.2 LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee. The Committee in its sole discretion may provide that an Option shall be exercisable only upon the attainment of one or more performance goals or targets established by the Committee, which are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the

Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, or (11) the return on stockholders' equity achieved by the Company.

         7.3 SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

         7.4 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or
(iii) membership on the Board or board of directors of any parent or subsidiary corporation (as defined in section 424 of the Code), as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm, and (iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Furthermore, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Right"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical.

         7.5 OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Section IX, in the case of an Incentive Stock Option, such purchase price shall not be less than (i) the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) in the case of an Option that is not an Incentive Stock Option, such purchase price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

         7.6 STOCKHOLDER RIGHTS AND PRIVILEGES. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

         7.7 OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

                                      VIII.
                             RESTRICTED STOCK AWARDS

         8.1 FORFEITURE RESTRICTIONS. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals or targets established by the Committee, which are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, or (11) the return on stockholders' equity achieved by the Company, (ii) the Holder's continued employment as an Employee or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may, in the discretion of the Committee, have different Forfeiture Restrictions. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph 8.2 and Section IX.

         8.2 OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Holder prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

         8.3 PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         8.4 RESTRICTED STOCK AGREEMENT. At the time any Award is made under this Section VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                                       IX.
                       RECAPITALIZATION OR REORGANIZATION

         9.1 NO EFFECT ON BOARD'S OR STOCKHOLDERS' POWER. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, (ii) any merger, share exchange, or consolidation of the Company, (iii) any issue of debt or equity securities ranking senior to or affecting Common Stock or the rights thereof, (iv) the dissolution or liquidation of the Company, (v) any sale, lease, exchange, or other disposition of all or any part of its assets or business, or (vi) any other corporate act or proceeding.

         9.2 ADJUSTMENT IN THE EVENT OF STOCK SUBDIVISION, CONSOLIDATION, OR DIVIDEND. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

         9.3 ADJUSTMENT IN THE EVENT OF RECAPITALIZATION OR CORPORATE CHANGE.

                  9.3.1 If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

                  9.3.2 Notwithstanding any provision in this Paragraph 9.3 or elsewhere in the Plan to the contrary, this Subparagraph 9.3.2 shall only be effective after Metamor Worldwide, Inc. ceases to own ten percent or more of the Common Stock. If a Corporate Change occurs, then no later than (i) ten days after the approval by the stockholders of the Company of a Corporate Change, other than a Corporate Change resulting from any person or entity acquiring or gaining ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (ii) thirty days after a Corporate Change resulting from a person or entity acquiring or gaining ownership or control of more than 50% of the outstanding shares of the Company's voting stock, the Committee, acting in its sole discretion and without the consent or approval of any Holder, may effect one or more of the following alternatives, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder: (1) accelerate the vesting of any Options then outstanding, (2) accelerate the time at which Options then outstanding and vested may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (3) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then vested and/or exercisable under the provisions of the Plan or Option Agreement) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Holder an amount of cash per share equal to the excess, if any, of the amount calculated in Paragraph 9.4 below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (4) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (5) provide that the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, or sale of assets or dissolution if, immediately prior to such merger, consolidation, or sale of assets or dissolution, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

         9.4 CHANGE OF CONTROL VALUE. For the purposes of clause (3) in Paragraph 9.3 above, the "Change of Control Value" shall equal the amount determined in the following clause (i), (ii), or (iii), whichever is applicable:
(i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph 9.4 or in Paragraph 9.3 above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

         9.5 OTHER ADJUSTMENTS. In the event of stock dividends, spin offs of assets, or other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, liquidations, combinations, exchanges, issuances of rights or warrants, or similar transactions or events not otherwise provided for by this Section IX, (i) any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards and (ii) the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive and binding on all parties.

         9.6 STOCKHOLDER ACTION. If any event giving rise to an adjustment provided for in the above Paragraphs requires stockholder action, such adjustment shall not be effective until such action has been taken.

         9.7 NO ADJUSTMENT EXCEPT AS PROVIDED HEREIN. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                       X.
                      AMENDMENT AND TERMINATION OF THE PLAN

         10.1 TERMINATION OF PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares, class, or series of Common Stock for which Awards have not theretofore been granted.

         10.2 AMENDMENT OF PLAN. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder without the consent of the Holder; and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to (i) increase the maximum aggregate number of shares that may be issued under the Plan or (ii) change the class of individuals eligible to receive Awards under the Plan.

                                       XI.
                                  MISCELLANEOUS

         11.1 NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee hereunder (including, but not limited to, the granting of an Award) shall be deemed to give an Employee, Consultant, or Director any right to be granted an Option, a right to a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

         11.2 UNFUNDED PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to insure the payment of any Award.

         11.3 NO EMPLOYMENT/CONSULTING/MEMBERSHIP RIGHTS CONFERRED. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or a consulting or advisory relationship with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate any Employee's employment or any Consultant's consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board or on the board of directors of any parent or subsidiary corporation (as defined in section 424 of the Code).

         11.4 COMPLIANCE WITH OTHER LAWS. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel to the Company, there is no exemption from the registration requirements of such laws, rules, or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

         11.5 WITHHOLDING. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         11.6 NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any parent or subsidiary from taking any corporate action, which is deemed by the Company or such parent or subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Consultant, Director, beneficiary, or other person shall have any claim against the Company or any parent or subsidiary as a result of any such action.

         11.7 RESTRICTIONS ON TRANSFER. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph 7.3) shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) with the consent of the Committee.

         11.8 GOVERNING LAW. The Plan shall be construed in accordance with the laws of the state of Texas.

1. To elect Class I directors of the Company to terms of office expiring at the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    FOR all nominees [ ]   WITHHOLD AUTHORITY to vote    [ ]   *EXCEPTIONS [ ]
    listed below           for all nominees listed below

The nominees for the Class I directorships for the succeeding three year term are: James W. Crownover and Peter T. Dameris.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

   FOR [ ]          AGAINST [ ]           ABSTAIN [ ]

3. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

   FOR [ ]          AGAINST [ ]           ABSTAIN [ ]

                                       Change of Address and
                                       or Comments Mark Here    [ ]

                                       (If signing as attorney, executor,
                                       trustee or guardian, please give your
                                       full title as such.)

                                       Dated:                           , 2000
                                             ---------------------------


                                       ----------------------------------------
                                                       Signature

                                       ----------------------------------------

                                       Votes must be indicated
                                       (x) in Black or Blue ink.    [X}

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.



                              XPEDIOR INCORPORATED
                               COMMON STOCK PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David N. Campbell, J. Brian Farrar and Caesar J. Belbel as proxies with the power of substitution and authorizes them to represent and to vote at the Annual Meeting of Stockholders to be held May 2, 2000, or any adjournment thereof, all the shares of common stock of Xpedior Incorporated held of record by the undersigned on April 5, 2000, as designated on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued, and to be dated and signed on other side.)

                                            XPEDIOR INCORPORATED
                                            P.O. BOX 11430
                                            NEW YORK, N.Y. 10203-0430